B&G FOODS, INC.

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                          (DOLLAR AMOUNTS IN THOUSANDS)


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


                                                     Year Ended           Year Ended             Year Ended
                                                  January 1, 2000      January 2, 1999        January 3, 1998
                                                  ---------------      ---------------        ---------------

Income before income tax expense and
    extraordinary item...................
                                                    $     4,682          $     2,281             $     1,265
Add:
    Interest expense.....................                29,874               13,319                   8,948
    Amortization of deferred financing
       costs.............................                 1,477                  589                     630
    Portion of rents representative of
       the interest factor...............
                                                            758                  719                     514
                                                       --------              -------                  ------
Income as adjusted.......................           $    36,791          $    16,908             $    11,357

Fixed charges:
    Interest expense.....................           $    29,874          $    13,319             $     8,948
    Amortization of deferred financing
       costs.............................                 1,477                  589                     630
    Portion of rents representative of
       the interest factor...............                   758                  719                     514
                                                       --------              -------                  ------
Fixed charges............................           $    32,109          $    14,627             $    10,092
                                                       --------              -------                  ------
                                                       --------              -------                  ------

Ratio of earnings to fixed charges.......
                                                           1.15                 1.16                    1.13
                                                       --------              -------                  ------
                                                       --------              -------                  ------


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